CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A (the “Registration Statement”) of our reports dated February 14, 2014, relating to the financial statements and financial highlights which appear in the December 31, 2013 Annual Reports to Shareholders of T. Rowe Price Emerging Markets Corporate Multi-Sector Account Portfolio and T. Rowe Price Emerging Markets Local Multi-Sector Account Portfolio (two of the funds comprising T. Rowe Price Multi-Sector Account Portfolios, Inc.), which are also incorporated by reference into the Registration Statement. We also consent to the use in this Registration Statement of our report dated April 22, 2014, relating to the financial statements of T. Rowe Price Credit Opportunities Fund, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Fund Service Providers” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
April 25, 2014